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CONFIDENTIALITY AGREEMENT - CORPORATION


                                              CONFIDENTIALITY AGREEMENT
                                               NON-DISCLOSURE AGREEMENT

Elite Laboratories, Inc. of 230 W. Passaic Street, Maywood, New Jersey 07607, a Delaware corporation (hereinafter referred to as "ELITE") have in their possession certain samples and confidential and proprietary information (hereinafter referred to as "CONFIDENTIAL INFORMATION") related to products developed by Elite.

It is understood that _________ hereafter referred to as "DISCLOSEE") desires to obtain such samples and certain of this CONFIDENTIAL INFORMATION to enable it to evaluate a possible business relationship with ELITE. It is understood that the term DISCLOSEE includes, without limitation, all personnel, subsidiaries and affiliate companies of DISCLOSEE.

It is understood and agreed that any information Elite discloses to DISCLOSEE relating to in-vitro and in-vivo data, processes, marketing, formulae, plans, know-how, patent applications and business information including the present and future plans of ELITE shall be maintained in the confidence normally accorded DISCLOSEE's own internal materials and shall not be used, except for the purpose of evaluation in the furtherance of entering into an arrangement between ELITE and DISCLOSEE for a period of ten (10) years from the date of disclosure by ELITE.

ELITE is prepared to make certain of such CONFIDENTIAL INFORMATION available to DISCLOSEE through its representatives, to the extent ELITE deems it necessary, for the sole purpose stated above, provided that:

         1 . DISCLOSEE agrees to hold such CONFIDENTIAL INFORMATION and any further information developed in the course of its services in trust and confidence and not to disclose to others, nor to use for any purpose other than that stated above, any and all CONFIDENTIAL INFORMATION disclosed directly or indirectly to DISCLOSEE by ELITE, except:

                    a) Information which, at the time of disclosure, is generally available to the public and was separately obtained from such a source by DISCLOSEE;

                    b) Information which, after disclosure, becomes generally available to the public, by publication or otherwise, through no fault of DISCLOSEE;

                    c) Information which DISCLOSEE can show was in its possession prior to disclosure hereunder and which was not acquired directly or indirectly from ELITE;

                    d) Information which DISCLOSEE can show was received by it after the time of disclosure hereunder from a third party imposing no obligation of confidentiality and who did not acquire any such information directly or indirectly from ELITE; and
                    e) Information which DISCLOSEE is required by law to disclose.

         For the purpose of the provisions of this paragraph, disclosures made to DISCLOSEE which are specific, e.g. as to compositions, processes, operating conditions, etc., shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures which are generally available to the public or in DISCLOSEE's possession. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features thereof are generally available to the public or in DISCLOSEE's possession, but only if the combination itself and its principle of operation are generally available or in DISCLOSEE's possession.

         2. No right or license is granted by ELITE to DISCLOSEE in relation to such CONFIDENTIAL INFORMATION except as expressly set forth in this Agreement.

         3. DISCLOSEE shall return to ELITE, upon demand, any and all written documents entrusted to it by ELITE hereunder and shall not copy or reproduce, in whole or in part, any such documents without ELITE's written permission. One copy, however, may be retained if desired by DISCLOSEE for legal purposes to show what information had been provided to it.


ELITE LABORATORIES, INC.




Atul M. Mehta, Ph.D.
President

Date:                                                Date: